UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_____________________________________________________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 25, 2023
ARES COMMERCIAL REAL ESTATE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Maryland	001-35517	45-3148087
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Park Avenue,	42nd Floor,	New York,	NY	10167
(Address of Principal Executive Offices)				(Zip Code)

Registrant’s telephone number, including area code (212) 750-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ACRE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote Security Holders.

On May 25, 2023, Ares Commercial Real Estate Corporation (the “Company”) held its 2023 Annual Meeting of Stockholders (the “Annual Meeting”). A quorum was present at the Annual Meeting and the Company’s stockholders: (i) elected the two Class II directors named below; (ii) ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023; and (iii) approved on a non-binding, advisory basis, the compensation of the Company’s named executive officers. The final voting results from the Annual Meeting were as follows:

(1) A proposal to elect two Class II directors to serve until the Company’s 2026 Annual Meeting of Stockholders, and until their successors have been duly elected and qualify.

	VOTES FOR	VOTES WITHHELD	BROKER NON-VOTES
William S. Benjamin	18,313,095	4,422,561	17,225,613
Caroline E. Blakely	18,126,896	4,608,760	17,225,613

(2) A proposal to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED
39,165,404	494,263	301,602

(3) A proposal to approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers.

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
21,095,016	1,135,522	505,118	17,225,613

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARES COMMERCIAL REAL ESTATE CORPORATION

Date:	May 30, 2023	By:	/s/ Anton Feingold
		Name:	Anton Feingold
		Title:	General Counsel, Vice President and Secretary

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